UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2022
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2022, the Board of Directors of Textron Inc. (“Textron”) elected Richard F. Ambrose as a member of the Board effective April 1, 2022. Ambrose will be retiring, effective March 1, 2022, as the Executive Vice President of Lockheed Martin Corporation’s Space business. Mr. Ambrose will serve on the Board’s Audit Committee and Organization and Compensation Committee.

In his most recent role, which he assumed in 2013, Ambrose managed Lockheed Martin’s Space business which is a $12 billion enterprise, employing approximately 22,000 people to provide advanced technology systems for national security, civil and commercial customers. He previously served as President, Lockheed Martin Information Systems & Global Solutions-National from 2011 through 2012 and as Vice President & General Manager, Lockheed Martin Surveillance & Navigation Systems line of business within Space from 2006 through 2010. Ambrose joined Lockheed Martin in 2000 as Vice President & General Manager, Lockheed Martin Ground Systems and served as President, Lockheed Martin Maritime Systems & Sensors Tactical Systems from 2004 to 2006.

Mr. Ambrose will participate in Textron’s Director Compensation Program as described in Exhibit 10.16 to Textron’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022, which is incorporated by reference herein. Textron and Mr. Ambrose also will enter into Textron’s standard Directors Indemnity Agreement, pursuant to which Textron will, subject to certain limitations, indemnify Mr. Ambrose in connection with any claim arising in connection with his service as a Textron Director and will advance and pay his expenses incurred in connection with such claims.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: February 23, 2022